UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/15/2008

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

Apple Inc. Chief Executive Officer Steve Jobs announced at Macworld Expo that, to date, the Company has sold 4 million iPhones and has sold or delivered over 5 million copies of its Mac OS X Leopard operating system.

Item 8.01.    Other Events

The information disclosed in Item 2.02 above is hereby incorporated by reference herein in its entirety.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: January 15, 2008	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and Chief Financial Officer